VOTE BY PHONE CONFIRMATION LETTER
(WRITTEN)

VOTE CONFIRMATION

(Shareholder name & address of record)

PUTNAM HEALTH SCIENCES TRUST
Meeting of Shareholders February 6, 1997
Account:
Shares:

Votes Received: (list proposal as on proxy card)

(FOR) (AGAINST) (ABSTAIN)

Dear Shareholder:

In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated in accordance with your telephone instructions. If any of the information is incorrect, please call 1-800-735-3428 immediately, and in any event no later than 5:00 P.M. Eastern Daylight Time on February 5, 1997.

Thank you for your cooperation.

Very truly yours,
(Solicitation Agent)